Exhibit 23.2

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Reckson Associates Realty Corp. (the "Company") and Reckson Operating Partnership, L.P. (the "Operating Partnership") for the registration of $744,739,654 of common stock, common stock warrants, preferred stock, depositary shares and preferred stock warrants with respect to the Company and $500,000,000 of debt securities with respect to the Operating Partnership. We also consent to the inclusion of our report herein dated February 11, 1999, with respect to the consolidated financial statements and schedule of the Operating Partnership for each of the years in the three year period ended December 31, 1998 and to the incorporation by reference of our reports dated (i) February 11, 1999, with respect to the consolidated financial statements and schedule of the Company for each of the years in the three year period ended December 31, 1998 included in its Form 8-K filed with the Securities and Exchange Commission on March 1, 1999, (ii) February 4, 1997, with respect to the combined statement of revenues and certain expenses of the New Jersey Portfolio for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 19, 1997,
(iii) January 16, 1997, with respect to the statement of revenues and certain expenses of the Uniondale Office Property for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 19, 1997, (iv) January 17, 1997, with respect to the combined statement of revenues and certain expenses of the Hauppauge Portfolio for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 19, 1997, (v) May 23, 1997 with respect to the statement of revenues and certain expenses of 710 Bridgeport Avenue for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on June 12, 1997, (vi) May 16, 1997 with respect to the statement of revenues and certain expenses of the Shorthills Office Center for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on June 12, 1997, (vii) July 22, 1997 with respect to the statement of revenues and certain expenses of Garden City Plaza for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on September 9, 1997, (viii) February 17, 1998 with respect to the statement of revenues and certain expenses of the Stamford Office Property for the year ended December 31, 1997, included in the Company's Form 8-K filed with the Securities and Exchange Commission on March 24, 1998, (ix) December 17, 1997, with respect to the statement of revenues and certain expenses of the Christiana Office Property, for the year ended June 30, 1997, included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 10, 1998, and (x) March 27, 1998, with respect to the combined statement of revenues and certain expenses of the Cappelli Portfolio, for the year ended December 31, 1997, included in the Company's Form 8-K filed with the Securities and Exchange Commission on April 6, 1998.


                                Ernst & Young LLP


New York, New York
 March 1, 1999